Exhibit 10.4

2022 ACCO BRANDS CORPORATION INCENTIVE PLAN

DIRECTORS RESTRICTED STOCK UNIT AWARD AGREEMENT

Grant Date
Participant
Restricted Stock Units

THIS AGREEMENT is made and entered into and effective on the Grant Date by and between ACCO Brands Corporation, a Delaware corporation (the “Company”) and the Participant.

WHEREAS, the Participant is a member of the Board of Directors (the “Board”) of the Company and in compensation for the Participant’s services to be provided hereafter, the Board deems it advisable to award to the Participant a Director Award of Restricted Stock Units representing shares of the Company’s common stock, pursuant to the 2022 ACCO Brands Corporation Incentive Plan (“Plan”), as set forth herein.

NOW THEREFORE, the Company and the Participant agree as follows:

1.
Plan Governs; Capitalized Terms. This Agreement is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control except to the extent the Plan provides that the Agreement may vary the terms of the Plan.
2.
Award of Restricted Stock Units. The Company hereby grants to the Participant on the Grant Date a Director Award of Restricted Stock Units in the amount outlined in the table above. Each Restricted Stock Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant one (1) Share upon vesting in accordance with Section 3 and settlement in accordance with Section 4. The Company shall hold the Restricted Stock Units in book-entry form. The Participant shall have no direct or secured claim in any specific assets of the Company or the Shares that may become issuable to the Participant under Section 4, and shall have the status of a general unsecured creditor of the Company. THIS DIRECTOR AWARD IS CONDITIONED ON THE PARTICIPANT SIGNING THIS AGREEMENT VIA E-SIGNATURE (AS DESCRIBED AT THE END OF THIS AGREEMENT) NO LATER THAN 45 DAYS FROM THE GRANT DATE AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT.

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3.
Vesting.
(a)
Generally. Except as otherwise provided in this Section 3, the Restricted Stock Units shall vest on the first anniversary of the Grant Date; provided, however, if the Grant Date is the date of the annual shareholder meeting, the Restricted Stock Units shall vest on the earlier of (i) the first anniversary of the Grant Date, and (ii) the date of the next following annual shareholder meeting provided that the next annual shareholders meeting is at least fifty (50) weeks after the immediately preceding year’s annual meeting; (in either case, the “Vesting Date”); and provided further that the Participant has been a member of the Board from the Grant Date through the Vesting Date.
(b)
Death; Disability. In the event that the Participant’s service as a member of the Board terminates due to the Participant’s death or Disability before the Vesting Date, to the extent any Restricted Stock Units are not then vested, all Restricted Stock Units shall immediately become fully vested on the date of such termination of service and any restrictions shall lapse.
(c)
Change in Control. The provisions of Article 17 of the Plan shall apply in the event of a Change in Control.
(d)
Other Terminations. Except as otherwise provided under this Section 3 or under Section 11.2(b) of the Plan, in the event that the Participant’s service as a member of the Board terminates for any reason before the Vesting Date, any unvested Restricted Stock Units shall be immediately forfeited, automatically cancelled and terminated.
4.
Settlement. As soon as practical, after the Restricted Stock Units vest, the Company (or its successor) shall settle the vested Restricted Stock Units either by, in its discretion (a) paying to the Participant directly in cash the Fair Market Value of all or a portion the Restricted Stock Units becoming vested pursuant to Section 3, or (b) causing its transfer agent for Shares to register Shares in book-entry form in the name of the Participant (or, in the discretion of the Committee, issue to the Participant a stock certificate) representing a number of Shares equal to all or a portion of the number of Restricted Stock Units becoming vested pursuant to Section 3, including any dividend equivalents credited as additional Restricted Stock Units; provided, that such Shares shall be deemed available to the Participant on the date that the Participant ceases to be a member of the Board for income tax purposes; and provided further than such Shares shall not be paid to the Participant earlier than or later than is permitted under Section 409A of the Code.
5.
No Transfer or Assignment of Restricted Stock Units; Restrictions on Sale. Except as otherwise provided in this Agreement, the Restricted Stock Units and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares represented by the Restricted Stock Units are delivered to the Participant or the Participant’s designated representative. The Participant shall not sell any Shares, after issuance pursuant to Section 4, at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as the Participant is a Director of the Company or an Affiliate.

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6.
Legality of Initial Issuance. No Shares shall be issued unless and until the Company has determined that (a) any applicable listing requirement of any stock exchange or other securities market on which the Shares are listed has been satisfied; and (b) all other applicable provisions of state or federal law have been satisfied.
7.
Miscellaneous Provisions.
(a)
Rights as a Stockholder. Neither the Participant nor the Participant’s representative shall have any rights as a stockholder with respect to any Shares underlying the Restricted Stock Units until the date that the Company delivers such Shares to the Participant or the Participant’s representative.
(b)
Dividend Equivalents. As of each dividend date with respect to Shares, an unvested dividend equivalent shall be awarded to the Participant in the dollar amount equal to the amount of the dividend that would have been paid on the number of Shares equal to the number of Restricted Stock Units held by the Participant as of the close of business on the record date for such dividend. Such dividend equivalent amount shall be converted into a number of Restricted Stock Units equal to the number of whole and fractional Shares that could have been purchased at the Fair Market Value on the dividend payment date with such dollar amount. In the case of any dividend declared on Shares which is payable in Shares, the Participant shall be awarded an unvested dividend equivalent of an additional number of Restricted Stock Units equal to the product of (i) the number of his Restricted Stock Units then held on the related dividend record date multiplied by the (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. All such dividend equivalents credited to the Participant shall be added to and in all respects thereafter be treated as additional Restricted Stock Units under this Agreement, and shall only be paid at the time specified in Section 4 to the extent the Restricted Stock Units to which the dividend equivalents relates vests.
(c)
Notices. Any notice required or permitted by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he most recently provided to the Company. To the extent provided by the Committee, notice may also be given by e-mail or other electronic means.
(d)
Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver shall be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

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(e)
Choice of Law; Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof. The Company and the Participant stipulate and consent to personal jurisdiction and proper venue in the state or federal courts of Cook County, Illinois and waive each such party’s right to objection to an Illinois court’s jurisdiction and venue. The Participant and the Company hereby waive their right to jury trial on any legal dispute arising from or relating to this Agreement, and consent to the submission of all issues of fact and law arising from this Agreement to the judge of a court of competent jurisdiction as otherwise provided for above.
(f)
Successors.
(i)
Limitation on Assignment. This Agreement is personal to the Participant and, except as otherwise provided in Section 5 above, shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.
(ii)
Company and Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.
(g)
Severability. If any provision of this Agreement for any reason shall be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.
(h)
Section 409A. Anything in this Agreement to the contrary notwithstanding:
(i)
General. This Agreement shall be interpreted so as to comply with or satisfy an exemption from Section 409A. The Committee may in good faith make the minimum modifications to this Agreement as it may deem appropriate to comply with Section 409A while to the maximum extent reasonably possible maintaining the original intent and economic benefit to the Participant and the Company of the applicable provision.
(ii)
Specified Employees. To the extent required by Section 409A(a)(2)(B)(i), settlement of Restricted Stock Units to the Participant who is a “specified employee” that is due upon the Participant’s “separation from service” as defined by Section 409A shall be delayed and paid in a lump sum within seven (7) days (and the Company shall have sole discretion to determine the taxable year in which it is paid) after the earlier of the date that is six (6) months after the date of such “separation from service” as defined by Section 409A or the date of the Participant’s death after such “separation from service” as defined by Section 409A. For such purposes, whether the Participant is a “specified employee” shall be determined in accordance with the default

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provisions of Treasury Regulation Section 1.409A-1(i), with the “identification date” to be December 31 and the “effective date” to be the April 1 following the identification date (as such terms are used under such regulation).
(i)
Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

By opening this Agreement and clicking the “Accept” button on the “Grant Acceptance: View/Accept Grant” screen (the Participant’s e-signature, the legal equivalent of his/her handwritten/wet signature), the Participant:

(1)
Acknowledges that he or she is the authorized recipient of this Agreement and that he or she has properly accessed the E*Trade online system by use of the username and password created by the Participant;
(2)
Acknowledges that he or she has read and understands the 2022 ACCO Brands Corporation Incentive Plan Directors Restricted Stock Unit Award Agreement in its entirety; and
(3)
Accepts and agrees to the terms and conditions of the 2022 ACCO Brands Corporation Incentive Plan Directors Restricted Stock Unit Award Agreement in its entirety.

[Signature page follows]

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ACCO Brands Corporation	PARTICIPANT
Name: Title:

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